Exhibit 10.4

Goldman, Sachs & Co.	85 Broad Street	New York, New York 10004	Goldman Sachs

Futures Account Documents

Booklet I – Signatures

We are pleased that you have decided to open an account with Goldman, Sachs & Co. Please read and complete the attached forms (where applicable), furnishing all of the information requested.

You will receive with this Booklet I a separate Booklet II, containing various risk disclosure statements that you must review before you may begin trading. The Futures and Options Account Agreement and any other documents applicable to your account, must be executed and returned to us before you may begin trading.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

IN ACCORDANCE WITH GOVERNMENT REGULATIONS, FINANCIAL INSTITUTIONS ARE REQUIRED TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON OR ENTITY THAT OPENS AN ACCOUNT.

WHAT THIS MEANS FOR YOU: WHEN YOU OPEN AN ACCOUNT, WE WILL ASK FOR YOUR NAME, ADDRESS, IDENTIFICATION NUMBER AND OTHER INFORMATION THAT WILL ALLOW US TO IDENTIFY THE CUSTOMER. WE MAY ALSO ASK TO SEE GOVERNMENT-ISSUED IDENTIFYING DOCUMENTS.

NOTE: In addition to completing this packet, please provide the following:

1.	Documentation showing/establishing the existence of entity, e.g., articles of incorporation, government-issued business license, partnership agreement, trust agreement, offering memorandum, prospectus, statutes, etc.;

2.	Documentation establishing authority to engage in futures transactions, e.g., internal investment policy, prospectus, trust agreement, Board certified minutes/resolutions, etc.;

3.	Signature authority of individual signing the enclosed documents;

4.	Government issued identification number;

5.	Internal Revenue Service tax form, W-8 or W-9, as applicable;

6.	Current financial information, e.g., financial statements, assets under management, etc.; and

7.	Investment management agreement, with investment guidelines; if applicable.

If you have any questions concerning these documents, please call Legal - Futures Services at 212-855-8556 for assistance. Thank you for promptly completing and returning these forms.

Sincerely, GOLDMAN, SACHS & CO.

NEW ACCOUNT INFORMATION FORM FOR PERSONS AND ENTITIES

To be completed by ALL Customers: (please select the entity type for which you are opening an account and complete the sections indicated)

✓	Account Type	*Principals/ Beneficial Owner(s)	Sections to be Completed
☐	**Bank (other than Central Banks)	Senior Officers (CEO/President, CFO/Treasurer) and owners of 5% or more of entity	A and B

☐	Bank (Central or Monetary Authority)	Head of Central Bank/Monetary Authority	A

☐	Broker/Dealers, Futures Commission Merchants, Investment Advisors	Senior Corporate Officers (CEO/President, CFO/Treasurer), General Partners and owners of 5% or more of entity	A and B

☐	Charitable, Religious or Non-Profit Organization (regardless of legal structure)	Chairman of the Board and Senior Officers (CEO/President, CFO/Treasurer)	A

☐	Foundation, Endowment (regardless of legal structure)	Senior Officers (CEO/President, CFO/Treasurer), all Trustees, Grantor/Settlor	A

☐	Government Agency, Sovereign Agency, Municipality, Public Authority	Head of Agency	A

☐	Hedge Funds (regardless of legal structure)	Hedge Fund Manager, Officers/Directors and General Partner	A

☐	Individual	Self	N/A

☐	*Individual Account for Minors	Custodian/Trustee	B

☐	Mutual Fund	Officers and Trading Advisor	A

☐	Partnership	General Partner, Managing General Partner	A

☐	Pension Plan (ERISA)		N/A

☐	Pension Plan (non-ERISA)	Trustee, Plan/Corporate Sponsor	A

☐	Private Corporation (other than private investment vehicle/personal holding company)	Chairman of the Board, Senior Officers (CEO/President, CFO/Treasurer), General Partners and owners of 5% of more of entity	A and B

☐	*Private Investment Vehicles/Personal Holding Companies (regardless of legal structure)	All beneficial owners	B

☐	Public Corporation: Ticker Sym: ____________	Chairman of the Board, Senior Officers (CEO/President, CFO/Treasurer), General Partners	A

☐	Supra-National Organization/Financial Institution	Primary Contact	A

☐	*Trusts (individual/family)	Grantor/Settlor and all beneficial owners	B

☐	University, Hospital, HMOs (regardless of legal structure)	Chairman of the Board, Senior Officers (CEO/President, CFO/Treasurer), General Partners and owners of 5% of more of entity	A and B

☐	***OTHER:

___________________________

Senior Political Figure:

Is any beneficial owner or principal of this entity or their immediate family member a senior political figure, defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a government (whether elected or not), a senior official of a political party, a senior executive of a government-owned enterprise, corporation, business or entity formed by or for the benefit of such individual?

☐   Yes     ☐   No                 If Yes, explanation:  __________________________________________________________

*	Principal information is not required if the Customer is domiciled in a FATF-member country (http://www.fatf-gafi.org/Members_en.htm); however, we may ask for additional information/documentation on a case by case basis; Principal information is required regardless of domicile for the following client types: Individual account for Minors, Private Investment Vehicles/Personal Holding Companies and Trusts.

**	Non-U.S. banks must complete a “foreign bank certification”; if applicable please contact your Goldman Sachs sales/marketing contact.

***	Please contact your Goldman Sachs sales/marketing contact prior to completing.

NEW ACCOUNT INFORMATION FORM FOR PERSONS AND ENTITIES

To be completed by ALL Customers:

General Information:

Name of Person or Entity:

Nature of Business (if Entity); Source of Wealth and Line of Business (if Individual):	SSN, Tax Identification Number or Government Issued ID Number:	Date of Birth (for Individuals) :

Phone Number:	Contact Person’s Name:

Legal Address: (No P.O. boxes; If client is an entity, then business address; if client is an individual, then residence)

Address Line 1:

Address Line 2:

City:	State/Province:	Postal Code:	Country:

Mailing Address: Where you wish to receive confirms and statements, if different from Legal Address. PLEASE NOTE: The CFTC requires the Customer to receive confirms/statements; please choose a delivery option.

Address Line 1:

Address Line 2:

City:	State/Province:	Postal Code:	Country:

Fax No.:	Attn:	Fax No.:	Attn:

Delivery method:

☐  Mail                            ☐  Fax                            ☐  Combination of: ___________________________________________

Duplicate Confirms/Statements:

1.

Address Line 1:

Address Line 2:

City:	State/Province:	Postal Code:	Country:

Fax No.:	Attn:	Fax No.:	Attn:

2.

Address Line 1:

Address Line 2:

City:	State/Province:	Postal Code:	Country:

Fax No.:	Attn:	Fax No.:	Attn:

Delivery method:

☐  Mail                            ☐  Fax                            ☐  Combination of: ___________________________________________

NEW ACCOUNT INFORMATION FORM FOR PERSONS AND ENTITIES

SECTION A: To be completed by Principals

Principal(s), e.g., Chairman of the Board, Senior Officers (CEO/President, CFO/Treasurer), General Partners, etc.:

1.
	First Name	Last Name	Middle Initial

	Country of Domicile	Job Title

2.
	First Name	Last Name	Middle Initial

	Country of Domicile	Job Title

3.
	First Name	Last Name	Middle Initial

	Country of Domicile	Job Title

4.
	First Name	Last Name	Middle Initial

	Country of Domicile	Job Title

5.
	First Name	Last Name	Middle Initial

	Country of Domicile	Job Title

NEW ACCOUNT INFORMATION FORM FOR PERSONS AND ENTITIES

SECTION B: To be completed by beneficial owners

Beneficial Owner(s), e.g., beneficiaries, grantor/settlor, trustee/custodian for minor, owners of 5% of more of entity, etc.:

1.
	First Name	Last Name	Middle Initial

	Tax Identification Number	Passport No./Driver’s License No.	Date of Birth

	Home Address: Street 1	Street 2

	Address: City	State/Province	Postal Code

2.
	First Name	Last Name	Middle Initial

	Tax Identification Number	Passport No./Driver’s License No.	Date of Birth

	Home Address: Street 1	Street 2

	Address: City	State/Province	Postal Code

3.
	First Name	Last Name	Middle Initial

	Tax Identification Number	Passport No./Driver’s License No.	Date of Birth

	Home Address: Street 1	Street 2

	Address: City	State/Province	Postal Code

4.
	First Name	Last Name	Middle Initial

	Tax Identification Number	Passport No./Driver’s License No.	Date of Birth

	Home Address: Street 1	Street 2

	Address: City	State/Province	Postal Code

5.
	First Name	Last Name	Middle Initial

	Tax Identification Number	Passport No./Driver’s License No.	Date of Birth

	Home Address: Street 1	Street 2

	Address: City	State/Province	Postal Code

If you need additional space, please provide information on stationery.

Goldman, Sachs & Co.	85 Broad Street	New York, New York 10004	Goldman Sachs

RISK DISCLOSURE STATEMENT FOR FUTURES AND OPTIONS

This brief statement does not disclose all of the risks and other significant aspects of trading in futures and options. In light of the risks, you should undertake such transactions only if you understand the nature of the contracts (and contractual relationships) into which you are entering and the extent of your exposure to risk. Trading in futures and options is not suitable for many members of the public. You should carefully consider whether trading is appropriate for you in light of your experience, objectives, financial resources and other relevant circumstances.

Futures

1.	Effect of ‘Leverage’ or ‘Gearing’

Transactions in futures carry a high degree of risk. The amount of initial margin is small relative to the value of the futures contract so that transactions are ‘leveraged’ or ‘geared’. A relatively small market movement will have a proportionately larger impact on the funds you have deposited or will have to deposit; this may work against you as well as for you. You may sustain a total loss of initial margin funds and any additional funds deposited with the firm to maintain your position. If the market moves against your position or margin levels are increased, you may be called upon to pay substantial additional funds on short notice to maintain your position. If you fail to comply with a request for additional funds within the time prescribed, your position may be liquidated at a loss and you will be liable for any resulting deficit.

2.	Risk-reducing orders or strategies

The placing of certain orders (e.g. ‘stop-loss’ orders, where permitted under local law, or ‘stop-limit’ orders) which are intended to limit losses to certain amounts may not be effective because market conditions may make it impossible to execute such orders. Strategies using combinations of positions, such as ‘spread’ and ‘straddle’ positions may be as risky as taking simple ‘long’ or ‘short’ positions.

Options

3.	Variable degree of risk

Transactions in options carry a high degree of risk. Purchasers and sellers of options should familiarize themselves with the type of option (i.e. put or call) which they contemplate trading and the associated risks. You should calculate the extent to which the value of the options must increase for your position to become profitable, taking into account the premium and all transaction costs.

The purchaser of options may offset or exercise the options or allow the options to expire. The exercise of an option results either in a cash settlement or in the purchaser acquiring or delivering the underlying interest. If the option is on a future, the purchaser will acquire a futures position with associated liabilities for margin (see the section on Futures above). If the purchased options expire worthless, you will suffer a total loss of your investment which will consist of the option premium plus transaction costs. If you are contemplating purchasing deep-out-of-the-money options, you should be aware that the chance of such options becoming profitable ordinarily is remote.

Selling (‘writing’ or ‘granting’) an option generally entails considerably greater risk than purchasing options. Although the premium received by the seller is fixed, the seller may sustain a loss well in excess of that amount. The seller will be liable for additional margin to maintain the position if the market moves unfavorably. The seller will also be exposed to the risk of the purchaser exercising the option and the seller will be obligated to either settle the option in cash or to acquire or deliver the underlying interest. If the option is on a future, the seller will acquire a position in a future with associated liabilities for margin (see the section on Futures above). If the option is ‘covered’ by the seller holding a corresponding position in the underlying interest or a future or another option, the risk may be reduced. If the option is not covered, the risk of loss can be unlimited.

Certain exchanges in some jurisdictions permit deferred payment of the option premium, exposing the purchaser to liability for margin payments not exceeding the amount of the premium. The purchaser is still subject to the risk of losing the premium and transaction costs. When the option is exercised or expires, the purchaser is responsible for any unpaid premium outstanding at that time.

Additional risks common to futures and options

4.	Terms and conditions of contracts

You should ask the firm with which you deal about the terms and conditions of the specific futures or options which you are trading and associated obligations (e.g. the circumstances under which you may become obligated to make or take delivery of the underlying interest of a futures contract and, in respect of options, expiration dates and restrictions on the time for exercise). Under certain circumstances the specifications of outstanding contracts (including the exercise price of an option) may be modified by the exchange or clearing house to reflect changes in the underlying interest.

5.	Suspension or restriction of trading and pricing relationships

Market conditions (e.g. illiquidity) and/or the operation of the rules of certain markets (e.g. the suspension of trading in any contract or contract month because of price limits or “circuit breakers”) may increase the risk of loss by making it difficult or impossible to effect transactions or liquidate/offset positions. If you have sold options, this may increase the risk of loss.

Further, normal pricing relationships between the underlying interest and the future, and the underlying interest and the option may not exist. This can occur when, for example, the futures contract underlying the option is subject to price limits while the option is not. The absence of an underlying reference price may make it difficult to judge “fair” value.

6.	Deposited cash and property

You should familiarize yourself with the protections accorded money or other property you deposit for domestic and foreign transactions, particularly in the event of a firm insolvency or bankruptcy. The extent to which you may recover your money or property may be governed by specific legislation or local rules. In some jurisdictions, property which had been specifically identifiable as your own will be pro-rated in the same manner as cash for purposes of distribution in the event of a shortfall.

7.	Commission and other charges

Before you begin to trade, you should obtain a clear explanation of all commission, fees and other charges for which you will be liable. These charges will affect your net profit (if any) or increase your loss.

8.	Transactions in other jurisdictions

Transactions on markets in other jurisdictions, including markets formally linked to a domestic market, may expose you to additional risk. Such markets may be subject to regulation which may offer different or diminished investor protection. Before you trade you should inquire about any rules relevant to your particular transactions. Your local regulatory authority will be unable to compel the enforcement of the rules of regulatory authorities or markets in other jurisdictions where your transactions have been effected. You should ask the firm with which you deal for details about the types of redress available in both your home jurisdiction and other relevant jurisdictions before you start to trade.

9.	Currency risks

The profit or loss in transactions in foreign currency-denominated contracts (whether they are traded in your own or another jurisdiction) will be affected by fluctuations in currency rates where there is a need to convert from the currency denomination of the contract to another currency.

10.	Trading facilities

Most open-outcry and electronic trading facilities are supported by computer-based component systems for the order-routing, execution, matching, registration or clearing of trades. As with all facilities and systems, they are vulnerable to temporary disruption or failure. Your ability to recover certain losses may be subject to limits on liability imposed by the system provider, the market, the clearing house and/or member firms. Such limits may vary: you should ask the firm with which you deal for details in this respect.

11.	Electronic trading

Trading on an electronic trading system may differ not only from trading in an open-outcry market but also from trading on other electronic trading systems. If you undertake transactions on an electronic trading system, you will be exposed to risks associated with the system including the failure of hardware and software. The result of any system failure may be that your order is either not executed according to your instructions or is not executed at all.

12.	Off-exchange transactions

In some jurisdictions, and only then in restricted circumstances, firms are permitted to effect off-exchange transactions. The firm with which you deal may be acting as your counterparty to the transaction. It may be difficult or impossible to liquidate an existing position, to assess the value, to determine a fair price or to assess the exposure to risk. For these reasons, these transactions may involve increased risks. Off-exchange transactions may be less regulated or subject to a separate regulatory regime. Before you undertake such transactions, you should familiarize yourself with applicable rules and attendant risks.

*****

Disclosure Pursuant to

Commodity Futures Trading Commission

Rule 1.46(e)(1)

If you maintain separate accounts in which, pursuant to Commodity Futures Trading Commission Rule 1.46(d)(6), offsetting positions are not closed out, we hereby advise you that, if held open, offsetting long and short positions in the separate accounts may result in the charging of additional fees and commissions and the payment of additional margin, although offsetting positions will result in no additional market gain or loss.

Goldman, Sachs & Co.	85 Broad Street	New York, New York 10004	Goldman Sachs

FUTURES AND OPTIONS ACCOUNT AGREEMENT

GOLDMAN, SACHS & CO.

85 BROAD STREET

NEW YORK, NEW YORK 10004

ATTENTION: FUTURES SERVICES DEPARTMENT

The undersigned customer (“Customer”) agrees that all transactions that Goldman, Sachs & Co. or any of its affiliates (collectively, “Goldman”, unless otherwise specified) may execute, clear and/or carry on Customer’s behalf for the purchase or sale of futures contracts (“Futures Contracts”) or options on Futures Contracts (“Option Contracts”), and any customer accounts carried by Goldman in connection therewith (each, an “Account”), shall be subject to the terms and conditions set forth in this agreement (the “Agreement”). Futures Contracts and Option Contracts are referred to collectively in this Agreement as “Contracts”.

1.	Applicable Law.

Each Account and Contract shall be subject to (i) the Commodity Exchange Act, as amended (the “CEA”), and all rules and interpretations of the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (“NFA”); (ii) the constitution, by-laws, rules, interpretations and customs of any applicable exchange or clearing organization (each of which is referred to as an “Exchange”); and (iii) any other laws or rules applicable to Customer’s trading of Contracts (collectively, “Applicable Law”). Neither Goldman nor any of its partners, officers, employees or agents shall be liable as a result of any action taken by Goldman, or any clearing brokers or floor brokers, to comply with Applicable Law.

2.	General Agreements.

Customer acknowledges and agrees that:

(a) Goldman’s Responsibility. Goldman is responsible solely for the execution, clearing and/or carrying of Contracts in each Account in accordance with the terms of this Agreement. Customer and Customer’s advisor (“Advisor”), if any, are solely responsible for all investment and trading decisions for the Account. Goldman is not acting as a fiduciary or advisor with respect to Customer or any Contract or Account and Goldman shall have no responsibility for compliance with any law or regulation governing the conduct of any such fiduciary or advisor or for Customer’s compliance with any law or regulation governing or affecting Customer’s trading hereunder.

(b) Advice and Positions. Any advice provided by Goldman with respect to any Account or Contract is incidental to its business as a futures commission merchant (“FCM”) and such advice shall not serve as the primary basis for any decision by or on behalf of Customer in respect of any Contract or Account. Goldman makes no representation as to the reliability, accuracy or completeness of such advice or any information on which it is based. Goldman and its partners, officers, employees and agents may take or hold positions in, or advise other customers with respect to, Contracts that are the subject of advice furnished by Goldman to Customer, and such positions or advice may be inconsistent with any advice to Customer.

(c) Conclusiveness of Reports. All written and oral reports related to the Accounts, including but not limited to confirmations, purchase and sale statements and monthly statements, given to Customer shall be conclusive and binding on Customer unless Customer notifies Goldman of any objection as follows: (i) in the case of any oral communication, at the time such report is given to Customer, and (ii) in the case of any written communication, before the opening of trading on the business day following the day on which Customer received such written communication, provided however, that with respect to monthly statements, Customer will notify Goldman of any objection within three (3) business days after receipt.

(d) Reliance on Instructions. Goldman shall be entitled to rely on any instruction, notice or communication that it reasonably believes to have originated from Customer or Customer’s duly authorized agent (including Customer’s Advisor, if any) and Customer shall be bound thereby.

(e) Financial and Other Information. Customer shall provide to Goldman such financial and other information regarding Customer as Goldman may from time to time reasonably request. Customer shall notify Goldman promptly of any material adverse changes to the financial condition of Customer, regardless of whether Customer has previously furnished financial information to Goldman.

(f) Floor Brokers and Clearing Brokers. Goldman, for and on behalf of Customer, is authorized in its sole discretion to select floor brokers and, on Exchanges where Goldman is not a clearing member, unaffiliated clearing brokers, which will act as brokers and agents in connection with transactions in Contracts for the Accounts.

(g) Give-Ups. Absent a separate written agreement with Customer with respect to give-ups, Goldman, in its sole discretion, may, but shall not be obligated to, accept from other brokers Contracts executed by such brokers and to be given up to Goldman for clearance or carrying in any Account.

(h) Limitation of Liability. Absent Goldman’s negligence or willful misconduct, Goldman shall not be liable for any loss, liability, expense, fine or tax caused directly or indirectly by any events beyond Goldman’s control, including without limitation any (i) governmental, judicial, Exchange or other self-regulatory organization action or order, (ii) suspension or termination of trading, (iii) breakdown or failure of transmission or communication facilities, or (iv) failure or delay by any Exchange to enforce its rules or to pay or return any amounts owed to Goldman with respect to any Contracts executed and/or cleared for Customer’s Accounts. In no event shall Goldman be liable for consequential, incidental or special damages. Nothing in this paragraph 2(h) shall in any manner restrict Goldman’s rights pursuant to Section 8 hereof.

(i) Foreign Exchange Risk. Customer acknowledges and agrees that, if Customer enters into a transaction in any Contract that is denominated in a currency (the “Contract Currency”) other than the currency of Customer’s jurisdiction, any profit or loss on such Contract arising from changes in the exchange rate between the Contract Currency and the currency of Customer’s jurisdiction shall be for Customer’s Account and risk.

(j) Transmission of Orders. If Customer has been approved by Goldman for the transmission of orders directly to affiliates of Goldman located outside the United States (the “Affiliates”), for execution and clearance on non-U.S. exchanges, Customer acknowledges and agrees that (i) it will transmit orders directly to Affiliates identified by Goldman only in accordance with any conditions or instructions furnished by Goldman and solely for Customer’s own Account, (ii) any orders transmitted by Customer to an Affiliate will be executed and cleared through omnibus accounts maintained by the appropriate Affiliate in the name of Goldman and not for an account of Customer with the Affiliate, and (iii) notwithstanding its transmission of orders to the Affiliates, Customer will continue to be a customer of Goldman and will not be a customer of the Affiliate. For purposes of this Section 2(j), the term “Goldman” shall mean Goldman, Sachs & Co.

3.	Margin and Other Obligations.

(a) Customer agrees to deposit and to maintain initial and variation margin and to make any premium payments with respect to each Contract, in such form and in such amounts as may be required from time to time by Applicable Law or by Goldman in its sole discretion. Customer acknowledges and agrees that Goldman has no obligation to establish uniform margin, commission or fee requirements and that margin requirements imposed by Goldman may exceed those of the applicable Exchange. Customer further acknowledges and agrees that Goldman shall have the right, in accordance with Applicable Law, to transfer or pledge margin deposited by Customer to any Exchange, or to transfer or pledge other property to any Exchange in substitution for such margin, in order to satisfy obligations incurred by Goldman on behalf of its customers, and that any such transfer, pledge or substitution shall not diminish Customer’s obligations pursuant to Section 3(b) of this Agreement.

(b) Customer also agrees to pay (i) all brokerage charges and commissions relating to each Contract executed, cleared and/or carried by Goldman on Customer’s behalf or to any Account maintained by Customer with Goldman, in each case in such manner and at such rates as may be agreed upon by Customer and Goldman from time to time; (ii) all regulatory, Exchange and other self-regulatory fees, fines, penalties and charges, and any taxes, incurred or imposed with respect to each Contract or Account; (iii) the amount of any trading loss, debit balance or deficiency in any Account; (iv) the amount of any losses sustained by Goldman in connection with its execution and/or clearing of Contracts for Customer’s Accounts hereunder, provided that such losses are not due to the negligence or willful misconduct of Goldman; and (v) interest on any debit balances or deficiencies in any Account and on any monies advanced to Customer at the rates charged from time to time to Goldman’s securities margin account customers.

(c) Customer acknowledges and agrees that Goldman may (but shall not be obligated to) accept from Customer margin deposits in the form of cash or securities denominated in a currency other than the Contract Currency (the “Base Currency”). In that event, Goldman shall determine Customer’s margin requirements in the Base Currency on any day in a commercially reasonable manner based on current exchange rates between the Base Currency and the Contract Currency. Furthermore, Customer shall pay Goldman’s fees as in effect from time to time for Goldman’s deposit of margin in the Contract Currency with the applicable Exchange.

(d) Customer hereby grants to Goldman the right to pledge, hypothecate, loan, invest or substitute any margin delivered to Goldman from time to time without notice to Customer (i) in accordance with Section 3(a) of this Agreement, and (ii) otherwise, to the extent permitted by Applicable Law.

4.	Exercise and Delivery.

(a) Customer agrees to give Goldman notice, not later than the time specified by Goldman and in any event at least two days before the close of trading in the Contract in question, if Customer intends to make or take delivery under any Futures Contract or to exercise any Option Contract. Customer shall furnish Goldman with sufficient funds to take delivery pursuant to, or to exercise and provide initial margin for, any such Contract and/or deliver to Goldman any property required to be delivered by Customer under any such Contract at such time and in such manner as may be required by Goldman.

(b) Certain Option Contracts sold by Customer are subject to exercise at any time. Exercise notices received by Goldman from the applicable Exchange with respect to any Option Contract sold by Goldman’s customers will be allocated among such customers (including Customer) pursuant to a random allocation procedure and Customer shall be bound by any allocation made to it pursuant to such procedure. Such notices may be allocated to Customer after the close of trading on the day on which such notices have been allocated to Goldman by the applicable Exchange. Goldman shall use reasonable efforts to contact Customer promptly upon its allocation of an exercise notice to Customer.

(c) Goldman shall have no responsibility for any action that it takes or fails to take with respect to any Option Contracts (and, without limiting the foregoing, shall have no responsibility to exercise any Option Contract purchased by Customer) unless and until Goldman receives acceptable and timely instructions from Customer indicating the action to be taken.

5.	Position Limits.

Goldman shall have the right, whenever in its discretion it deems it necessary, to limit the size and number of open Contracts (net or gross) that Goldman will at any time execute, clear and/or carry for Customer, to require Customer to reduce open positions carried with Goldman, and to refuse acceptance of orders to establish new positions. Customer shall comply with all position limit rules imposed by Applicable Law. Customer shall promptly notify Goldman if Customer is required to file any position report with any regulatory or self-regulatory authority and shall promptly file and provide Goldman with copies of any such report.

6.	Lien.

All funds, securities, credit balances, Contracts and other property of Customer (owned either individually or jointly with others) that may from time to time be held by, to the order of or on behalf of Goldman, and all amounts due to Goldman for Customer’s Account from any Exchange or clearing broker in respect of any Contracts, and all proceeds thereof (collectively, “Collateral”) are hereby pledged to Goldman and shall be subject to a security interest and lien in Goldman’s favor to secure all obligations of Customer to Goldman pursuant to this Agreement.

7.	Customer Representations.

(a) Customer represents and warrants as of the date hereof and on the date of each transaction executed hereunder that:

(i) Lawful Agreement. Customer is duly authorized and empowered to execute and deliver this Agreement and to effect purchases and sales of Contracts through Goldman. Such transactions and this Agreement do not and will not violate any Applicable Law, any judgment, order or agreement to which Customer or its property is subject or by which it or its property is bound or any documents or instruments governing the investment and trading activities of Customer. This Agreement is a valid and binding agreement of Customer, enforceable against Customer in accordance with its terms. Customer has made and will make any disclosures regarding its trading of Contracts which are required under Applicable Law.

(ii) Interest in or Control of Accounts. No person or entity other than Customer has, nor during the term of this Agreement will have, any ownership interest of ten percent or more in any Account, and no person other than Customer and Advisor, if any, has or will have any control over any Account, except as otherwise disclosed to Goldman in writing.

(iii) CEA Registration Requirements. Customer has reviewed the registration requirements of the CEA and the NFA pertinent to commodity pool operators and commodity trading advisors and has determined that it and any person that has trading authority or control over any or all of its Accounts are in compliance with such requirements.

(iv) Financial Information. Any financial or other information provided to Goldman by Customer in connection with this Agreement is and will be accurate and complete in every material respect at the time provided.

(v) Employees of FCMs, Self-Regulatory Organizations or the CFTC. If Customer is an individual, Customer is not a partner, officer, director, employee or owner of more than ten percent of the equity interest of an FCM, an introducing broker or any self-regulatory organization, or an employee of the CFTC, except as otherwise disclosed to Goldman in writing.

(vi) Compliance with the Federal Deposit Insurance Act. If Customer is an insured depository institution subject to the Federal Deposit Insurance Act, Customer has taken all action and maintained all such records required to be taken or maintained by it to effect and maintain the enforceability of this Agreement pursuant to the Federal Deposit Insurance Act.

(b) Customer agrees to promptly notify Goldman in writing if any representation or warranty made by Customer ceases to be accurate and complete in any material respect.

8.	Customer Default.

(a) In the event that: (i) Customer breaches or fails to timely and fully perform any of its obligations hereunder or otherwise in respect of any Contract; (ii) Customer fails to deposit or maintain required margin, fails to pay required premiums or fails to make any other payments required hereunder or otherwise in respect of any Contract; (iii) any representation made by Customer or Advisor (if any) is not or ceases to be accurate and complete in any material respect; (iv) a case in bankruptcy is commenced or a proceeding under any insolvency or other law for the protection of creditors or for the appointment of a receiver, trustee or similar officer is filed by or against Customer or Customer makes or proposes to make any arrangement or composition for the benefit of its creditors, or Customer or any of its property is subject to any agreement, order or judgment providing for Customer’s dissolution, liquidation or reorganization, or for the appointment of a receiver, trustee or similar officer of Customer or such property; (v) any warrant or order of attachment is issued against any Account or a judgment is levied against any Account; or (vi) Goldman, after notifying Customer and offering Customer the opportunity to provide adequate assurances acceptable to Goldman within a reasonable period of time under the circumstances, reasonably considers it necessary for its protection; then Goldman shall have the right, without limitation, to (A) close out any or all of Customer’s open Contracts; (B) cancel any or all of Customer’s outstanding orders; (C) treat any or all of Customer’s obligations due Goldman as immediately due and payable; (D) set off any obligations of Goldman to Customer against any obligations of Customer to Goldman; (E) sell any Collateral and/or set off and apply any Collateral or the proceeds of the sale of any Collateral to satisfy any obligations of Customer to Goldman; (F) borrow or buy any options, securities, Contracts or other property for any Account; and/or (G) terminate any or all of Goldman’s obligations for future performance to Customer.

(b) So long as Goldman’s rights or position would not be jeopardized thereby, Goldman shall make a good faith effort to notify Customer of its intention to take any of the actions specified in (A) through (G) of Section 8(a) above before taking any such action, provided that Goldman shall not be deemed to have breached any obligation to Customer if no such notice is given. Any sale or purchase hereunder may be made in any manner determined by Goldman to be commercially reasonable. It is understood that, in all cases, a prior demand or notice shall not be considered a waiver of Goldman’s right to take any action provided for herein and that Customer shall be liable for the payment of any deficiency remaining in each Account after any such action is taken, together with interest thereon and all costs relating to liquidation and collection (including reasonable attorneys’ fees).

9.	Compensation for Losses.

Customer hereby agrees to compensate Goldman and its partners, officers, employees and agents for any and all loss, liability or cost (including reasonable attorneys’ fees), penalty or tax incurred by Goldman as a result, directly or indirectly, of Customer’s failure to comply with any provision of, or to perform any obligation under, this Agreement.

10.	Communications.

(a) Unless otherwise specified in this Agreement, all reports, instructions and other communications by any party to another under this Agreement may be oral or written. All oral communications shall promptly be confirmed in writing.

(b) Any report, instruction or other communication transmitted pursuant to this Agreement shall be transmitted to Customer at the address or telecopier or telephone number provided to Goldman in writing or to Goldman at 85 Broad Street, New York, New York 10004, Attention: Administrator, Futures Services Department, by telecopier at the number provided to Customer or by telephone at (212) 357-5494 or at such other address or number as either party hereto notifies each other party hereto in writing.

11.	Severability.

If any provision of this Agreement is or at any time becomes inconsistent with or invalid under any present or future Applicable Law, such inconsistent or invalid provision shall be deemed to be superseded or modified to conform to such Applicable Law, but in all other respects this Agreement shall continue in full force and effect.

12.	Entire Agreement.

This Agreement constitutes the entire agreement between Customer, Advisor, if any, and Goldman with respect to the subject matter hereof and supersedes any prior agreements between the parties with respect to such subject matter. For purposes of this Section 12, the term “Goldman” shall mean Goldman, Sachs & Co.

13.	Termination.

This Agreement shall continue in force until written notice of termination is given in accordance with Section 10 of this Agreement by Customer or Goldman. Termination of this Agreement shall not affect any transaction entered into before receipt of notice of such termination and shall not relieve any party hereto of any obligations incurred before such receipt. Customer, upon giving or receiving notice of termination, shall promptly take all action necessary either to close out all open positions in any Account or to transfer all such positions to another FCM. Upon satisfaction by Customer of all obligations to Goldman arising hereunder (including payment obligations with respect to the transfer of Contracts to another FCM), Goldman shall transfer to the FCM specified by Customer all Contracts, cash, securities and other property, then held for any Account, whereupon this Agreement shall terminate.

14.	Amendment or Waiver.

No provision of this Agreement shall in any respect be waived or modified unless such waiver or modification is in writing and signed by authorized representatives of each of Goldman and Customer. The rights and remedies of Goldman and Customer under this Agreement are cumulative and no waiver or modification of this Agreement or of any such right or remedy may be inferred from any failure by Goldman or Customer to exercise any right or remedy under this Agreement.

15.	Successors; Binding Effect.

(a) This Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective successors and assigns.

(b) This Agreement and the obligations of Customer hereunder may not be assigned or delegated by Customer without the prior written consent of Goldman, and any purported assignment or delegation without such consent shall be void. Goldman may not assign its rights nor delegate its obligations under this Agreement, in whole or part, without the prior written consent of Customer, and any purported assignment or delegation without such consent shall be void, except for an assignment and delegation of all of Goldman’s rights and obligations hereunder in whatever form Goldman determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of Goldman’s assets and business and that assumes such obligations by contract, operation of law or otherwise (a “Successor Entity”), provided that the creditworthiness of the Successor Entity immediately after the assignment shall not be materially weaker than the creditworthiness of Goldman immediately prior to such assignment. In addition to and not in lieu of the preceding transfer of rights, Goldman may transfer this agreement in whole or in part to any of its affiliates organized or acting through a branch in the United Kingdom, the United States of America or Japan provided that, in the case where such successor is not The Goldman Sachs Group, Inc., or its successor, upon request of the Customer, The Goldman Sachs Group, Inc. shall provide a guarantee in form and substance satisfactory to the Customer (it being understood that a customary form of guarantee provided by The Goldman Sachs Group, Inc. to the Customer or its affiliates shall be satisfactory). Upon any such assignment and delegation of obligations, Goldman shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such assignment and delegation.

16.	Governing Law.

The construction, validity, performance and enforcement of this Agreement shall be governed by the laws of the State of New York (without giving effect to conflicts of law principles).

17.	Consent to Jurisdiction.

Customer submits to the non-exclusive jurisdiction of the courts of the State of New York and of the Federal courts in the Southern District of New York with respect to any proceeding arising out of or relating to this Agreement or any transaction in connection herewith, and consents to the service of process by the mailing to Customer of copies thereof by certified mail to the address of Customer as it appears on the books and records of Goldman, such service to be effective ten days after mailing. Customer hereby waives irrevocably (i) any objection to the jurisdiction of any such court which it might otherwise be entitled to assert in any proceeding arising out of or relating to this Agreement or any transaction in connection herewith; and (ii) any defense of sovereign immunity or other immunity from suit or enforcement, whether before or after judgment.

18.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Acknowledgements. Customer hereby expressly acknowledges and agrees that Customer has received, read and understood, and has retained a copy of, the “Risk Disclosure Statement for Futures and Options”, which includes the disclosures required by CFTC Rules 1.55, 30.6, 33.7 and 190.10(c), together with a disclosure pursuant to CFTC Rule 1.46(e)(1) (and the related bankruptcy election included in the attached hedging designation). (CUSTOMER MUST CHECK THE INDICATED SPACE OR MAKE ANOTHER INDICATION.)   ☐

Date:

Name of Customer:

By/Signature:
Name: Title:

By/Signature:
Name: Title:

APPENDIX I

(To be Completed by Employee Benefit Plan Customers)

If Customer is an employee benefit plan, Customer agrees that the following terms shall be applicable to and shall constitute a part of the Futures and Options Account Agreement to which this Appendix I is attached (the “Agreement”), and all capitalized terms used but not defined in this Appendix I shall have the respective meanings assigned to such terms in the Agreement:

1.	Additional Representations, Warranties and Agreements of Customer.

Customer makes the following representations and warranties in addition to those contained in the text of the Agreement:

(a) Customer is a duly organized and validly existing employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and either is subject to the requirements of Title I of ERISA or is a governmental plan, as defined in Section 3(32) of ERISA.

(b) Customer is fully familiar with the requirements of ERISA, or the requirements of any applicable state or other laws, as they relate to Customer and has determined that the purchase and sale of Contracts by Customer is and will be in full compliance with the requirements (to the extent applicable) of Section 404 of ERISA, including without limitation the “prudence” and “diversification” requirements of Sections 404(a)(1)(B) and (C) of ERISA, or any similar state or other law.

(c) To the best of Customer’s knowledge, the plan sponsor of Customer (if any) has not terminated the plan nor filed with the Pension Benefit Guaranty Corporation (“PBGC”) a notice of intent to terminate the plan nor has a reportable event within the meaning of Section 4043(c) of ERISA, or any similar event under any applicable state or other law, occurred within the three-year period immediately preceding the date of the Agreement.

2.	Representations, Warranties and Agreements of Authorized Signatory.

The trustee (or, if more than one, each trustee of Customer) or, if there is no trustee, the person authorized to execute the Agreement on behalf of Customer (each, an “Authorized Signatory”), hereby represents and warrants to, and agrees in its individual capacity with, Goldman as follows:

(a) It is authorized and empowered to execute and deliver this Agreement on behalf of Customer and this Agreement is a valid and binding agreement of Customer in accordance with its terms.

(b) It shall cause Customer to perform all of the agreements on Customer’s part to be performed under the Agreement including, without limitation, its obligation to pay margin, fees, commissions or other amounts when and as required by the Agreement, provided, however, that if either a named fiduciary as defined in Section 402(a)(2) of ERISA with respect to Customer (a “Named Fiduciary”) or an Advisor is separately identified as having been authorized by Customer to manage the assets in the Account(s), Authorized Signatory shall perform all of Customer’s agreements under the Agreement in accordance with and subject to the authorized and lawful directions of such Named Fiduciary or Advisor.

(c) It has determined that the purchase and sale of Contracts by Customer does not and will not violate any Applicable Law to which Customer or Customer’s property is subject or by which Customer or Customer’s property is bound or any agreements, instruments or other documents governing the investment and trading activities of Customer.

3.	Representations, Warranties and Agreements of Named Fiduciary.

Named Fiduciary, if any, hereby represents and warrants to, and agrees with, Goldman that:

(a) It is fully familiar with the requirements of ERISA (if applicable) as they relate to Customer and to itself, or with the requirements of any applicable state or other laws, and it has determined that the purchase and sale of Contracts by Customer is and will be in full compliance with the requirements thereof, including but not limited to (to the extent applicable) the “prudence” requirements of Section 404(a)(1)(B) of ERISA.

(b) It has been authorized and empowered to exercise discretion with respect to, and to act on behalf of, Customer to effect the purchase and sale of Contracts through Goldman.

(c) It is either: (i) a commodity trading advisor registered as such pursuant to the CEA and a member of the NFA and it either has furnished Customer with a copy of its commodity trading advisor disclosure document, which disclosure document fully complies with the requirements of CFTC Regulation 4.31 or it is exempt from being required to deliver such a disclosure document to

Customer pursuant to CFTC Regulation 4.7; or (ii) not required to be registered as a commodity trading advisor.

4.	Additional Customer Defaults.

The following events, in addition to those specified in clauses (i) through (vi) of Section 8(a) of the Agreement, shall constitute Customer defaults giving rise to all of the rights and remedies of Goldman specified in Section 8 in respect of the events specified in such clauses (i) through (vi) of Section 8(a):

(a) (i) Customer’s plan is terminated, or (ii) a notice of intent to terminate Customer’s plan is filed with the PBGC, or (iii) a notice of the PBGC’s intent to terminate such plan is received pursuant to Section 4042 of ERISA, or (iv) a reportable event within the meaning of Section 4043(c)(5) or 4043(c)(6) of ERISA, or (v) any similar event under any applicable state or other laws has occurred.

(b) any of the events set forth in Section 8(a)(iv) of the Agreement occurs with respect to any settlor of Customer or any plan sponsor of Customer.

Date:

Name of Customer:

By/Signature:
Name: Title:

Name of Named Fiduciary (if applicable):

By/Signature:
Name: Title:

PLEASE SUPPLY COPIES OF ANY AND ALL DOCUMENTS REFLECTING CUSTOMER’S AUTHORITY TO TRADE FUTURES CONTRACTS AND OPTION CONTRACTS, INCLUDING, AS APPLICABLE, COPIES OF CUSTOMER’S (I) TRUST AGREEMENT OR SIMILAR INSTRUMENT OR (II) GOVERNING DOCUMENTS AND/OR GOVERNING LAW.

APPENDIX II

(To be Completed by Advisors to Employee Benefit Plan Customers)

If Customer is an employee benefit plan and has appointed an Advisor in relation to the Accounts, Advisor makes the representations and warranties set forth below, which are applicable to, and for all purposes shall constitute a part of, the Futures and Options Account Agreement to which this Appendix II is attached (the “Agreement”), and all capitalized terms used but not defined in this Appendix II shall have the respective meanings assigned to such terms in the Agreement:

(a) Advisor has been duly and properly authorized to exercise any of Customer’s rights with respect to its Account, including but not limited to the right to provide trading instructions for Contracts to be executed, cleared and/or carried for Customer’s Account and to provide and receive notices and other communications with respect to such Account.

(b) Advisor is registered with the CFTC as a commodity trading advisor or is not required to be so registered.

(c) Advisor has provided Customer with a copy of Advisor’s current disclosure document or a written statement that Advisor is exempt from the requirement to provide such disclosure document.

(d) Advisor has provided and will continue to provide Customer with an explanation of the nature and risks of the strategies to be used in connection with transactions to be executed for any Account.

(e) Advisor shall cause Customer to take such action in respect of any Account as is required of Customer under this Agreement.

(f) Advisor is fully familiar with the requirements of ERISA (if applicable) as they relate to Customer and to itself, or with the requirements of any applicable state or other laws, and it has determined that the purchase and sale of Contracts by Customer is and will be in full compliance with the requirements thereof, including but not limited to (to the extent applicable) the “prudence” requirement of Section 404(a)(1)(B) of ERISA.

(g) If Customer is subject to the requirements of Title I of ERISA, Advisor represents and warrants that it is an investment manager as defined in Section 3(38) of ERISA (if applicable) with respect to Customer.

(h) If Customer is subject to the requirements of Title I of ERISA, Advisor represents and warrants that it is a qualified professional asset manager, as defined in Prohibited Transaction Class Exemption 84-14, as amended (“PTCE 84-14”), issued by the Department of Labor pursuant to ERISA and, with respect to each transaction that it directs Goldman to take on behalf of Customer: (i) it is not related to Goldman and Goldman does not have (and has not during the year immediately preceding such transaction exercised) the power to appoint it as investment manager for Customer or terminate such relationship or negotiate the terms of the management agreement between the Customer and it; (ii) neither it nor any of its related persons has been convicted of a crime enumerated in Section I(g) of PTCE 84-14 within the prior ten years; and (iii) the assets of Customer under its management when combined with assets of other plans established or maintained by the same employer and managed by it do not represent more than 20% of the total client assets under its management.

Date:

Name of Customer:
(Customer must be identified, but need not sign this Appendix)

Name of Advisor:

By/Signature:
Name: Title:

Address:	Telephone:

Telecopier:

APPENDIX III

(To be completed by Advisors to non-Employee Benefit Plan Customers)

If Customer has appointed an Advisor in relation to the Accounts, Advisor makes the representations and warranties set forth below, which are applicable to, and for all purposes shall constitute a part of, the Futures and Options Account Agreement to which this Appendix III is attached (the “Agreement”), and all capitalized terms used but not defined in this Appendix III shall have the respective meanings assigned to such terms in the Agreement:

(a) Advisor has been duly and properly authorized to exercise any of Customer’s rights with respect to its Account, including but not limited to the right to provide trading instructions for Contracts to be executed, cleared and/or carried for Customer’s Account and to provide and receive notices and other communications with respect to such Account.

(b) Advisor is registered with the CFTC as a commodity trading advisor or is not required to be so registered.

(c) Advisor has provided Customer with a copy of Advisor’s current disclosure document or a written statement that Advisor is exempt from the requirement to provide such disclosure document.

(d) Advisor has provided and will continue to provide Customer with an explanation of the nature and risks of the strategies to be used in connection with transactions to be executed for any Account.

(e) Advisor shall cause Customer to take such action in respect of any Account as is required of Customer under this Agreement.

Date:

Name of Customer:
(Customer must be identified, but need not sign this Appendix)

Name of Advisor:

By/Signature:
Name: Title:

Address:	Telephone:

Telecopier:

Goldman, Sachs & Co.	85 Broad Street	New York, New York 10004	Goldman Sachs

FULL TRADING AUTHORIZATION

ATTENTION: FUTURES SERVICES DEPARTMENT

This full trading authorization relates to the Futures and Options Account Agreement (the “Customer Agreement”) entered into between Goldman, Sachs & Co. (“Goldman”) and the customer identified below (“Customer”).

Customer hereby authorizes the advisor identified below (“Advisor”) as its agent and attorney in fact to purchase and sell futures contracts and/or options on futures contracts traded on exchanges (collectively, “Contracts”), to transfer or arrange for the transfer of money, securities or other property to or from any and all accounts carried by you on behalf of Customer (the “Accounts”) and to make or receive delivery of the commodities underlying the Contracts traded by Advisor on Customer’s behalf, all in accordance with your terms and conditions as set forth in the Customer Agreement, for Customer’s account and risk and in Customer’s name. You are authorized and instructed to follow the instructions of the Advisor in every respect concerning the Accounts, as set forth in the Customer Agreement and to act or refrain from acting in accordance with such instructions to the same extent and with the same force and effect as if such instructions were given by Customer directly.

Customer hereby ratifies and confirms any and all transactions with you heretofore or hereafter made by Advisor for the Accounts.

Customer acknowledges that: (i) Customer has given Advisor the authority to exercise any of Customer’s rights over its Accounts at Customer’s risk, and Goldman is authorized to act, or omit to act, upon any communication or instruction of Advisor as though given by Customer; (ii) any communication or notice given to Advisor by Goldman or received from Advisor by Goldman shall be deemed to have been given to, or received from, Customer, as the case may be, and any instruction or action of Advisor shall be deemed to constitute the instruction or action of Customer; and (iii) it has received and read a copy of Advisor’s current disclosure document or a written statement from Advisor that Advisor is exempt from the requirement to provide such a disclosure document.

This authorization (a) shall be continuing and shall remain in full force and effect until your receipt of written notice of Customer’s revocation thereof (provided, however, that such revocation shall not be effective with respect to open positions or outstanding orders submitted by the Advisor but not yet executed); (b) shall inure to the benefit of you and your successors; (c) shall be binding upon Customer, its successors and legal representatives; and (d) is in addition to (and in no way limits or restricts) any rights which you may have under the Customer Agreement or any other agreement or agreements between Customer and you.

Advisor Name:	Customer Name:

By:	By:
Title:	Title:

Date:	Date:

Goldman, Sachs & Co.	85 Broad Street	New York, New York 10004	Goldman Sachs

ADDENDUM TO FUTURES AND OPTIONS ACCOUNT AGREEMENT

(Electronic Trading — NYMEX ACCESS, GLOBEX and Project A)

ATTENTION: FUTURES SERVICES DEPARTMENT

This addendum modifies and amends the Futures and Options Account Agreement (the “Customer Agreement”) entered into between Goldman, Sachs & Co. (“Goldman”) and the customer identified below (“Customer”).

1. Customer may from time to time submit orders to Goldman for execution through the GLOBEX System (as defined under the rules of the Chicago Mercantile Exchange (“CME”)), and/or the NYMEX ACCESS System, operated by the New York Mercantile Exchange (“NYMEX”), and/or the Project A System (as defined under the rules of the Chicago Board of Trade (“CBOT”) (the GLOBEX, NYMEX ACCESS and Project A Systems are referred to collectively herein as the “Systems”). Any and all orders submitted by Customer to Goldman for execution through the Systems will be subject to and governed by the terms and conditions of the Customer Agreement to the same extent and with the same force and effect as other transactions entered into by Customer under the Customer Agreement.

2. Customer acknowledges that it has received, read, and understands the GLOBEX Customer Information and Risk Disclosure Statement, the NYMEX ACCESS Customer Information and Risk Disclosure Statement and the Project A Customer Information Statement (the “Statements”) prepared by the CME, NYMEX and CBOT, respectively, and further acknowledges and agrees that any transactions entered into by the Customer through the Systems will be subject to the requirements and restrictions set forth in the Statements and in the Rules of the CME and NYMEX, respectively. Without limitation of the foregoing, all transactions executed for Customer’s Accounts through the NYMEX ACCESS System shall be subject to the limitation of liability included in NYMEX Rule 6.26.

3. In consideration of Goldman making GLOBEX services available, in whole or in part, directly or indirectly, to Customer, Customer agrees that neither Goldman, the CME (including its subsidiaries and affiliates), any other exchange whose products may be traded on the GLOBEX System, P-M-T Limited Partnership, GLBX Corporation, nor any other entities controlling, controlled by or under common control with such entities, nor their respective directors, officers or employees, shall be liable for any losses, damages, costs or expenses (including, but not limited to, loss of profits, loss of use, incidental or consequential damages), regardless of the cause, arising from any fault, delay, omission, inaccuracy or termination of GLOBEX services, or the inability to enter or cancel orders, or any other cause in connection with the furnishing, performance, maintenance or use of or inability to use all or any part of the GLOBEX System or CME facility or service. The foregoing shall apply regardless of whether a claim arises in contract, tort, negligence, strict liability or otherwise.

4. As modified and amended by the Addendum, the Customer Agreement shall remain in full force and effect. In the event of any conflict or inconsistency between the provisions of this Addendum and the provisions of the Customer Agreement, the provisions of this Addendum shall govern and control.

Date:	Customer Name:

By:
Title:

Goldman, Sachs & Co.	85 Broad Street	New York, New York 10004	Goldman Sachs

HEDGING ACCOUNT DESIGNATION

ATTENTION: FUTURES SERVICES DEPARTMENT

This hedging account designation relates to the Futures and Options Account Agreement (the “Customer Agreement”) entered into between Goldman, Sachs & Co. (“Goldman”) and the customer identified below (“Customer”).

Each order by Customer to buy or sell any Futures Contracts or Option Contracts in the Account(s) or sub-accounts(s), unless otherwise designated in writing to Goldman, will be a hedging, arbitrage, spreading or risk management transaction not subject to speculative position limit rules and speculative margin requirements under applicable exchange rules.

If Customer gives Goldman an order to buy or sell a Futures Contract or Option Contract that does not constitute a transaction described above, Customer shall so advise Goldman in advance.

CFTC regulations require Goldman to provide each hedge customer the opportunity to issue instructions to liquidate or transfer to another futures commission merchant all hedging positions in the unlikely event that Goldman becomes bankrupt. Please check the appropriate box to indicate if Customer prefers liquidation ☐ or transfer ☐ of all Customer’s hedging positions in the event of Goldman’s bankruptcy. Customer acknowledges that no assurance can be given that any hedging positions will be transferred even if Customer has given such instruction. If neither box is checked, Customer will be deemed to have chosen to have all Customer’s hedging positions liquidated.

Date:	Customer Name:

By:
Title:

Goldman, Sachs & Co.	85 Broad Street	New York, New York 10004	Goldman Sachs

AUTHORIZATION TO TRANSFER FUNDS

ATTENTION: FUTURES SERVICES DEPARTMENT

This authorization to transfer funds relates to the Futures and Options Account Agreement (the “Customer Agreement”) entered into between Goldman, Sachs & Co. (“Goldman”) and the customer identified below (“Customer”).

Customer should sign below if Customer (i) maintains one or more other accounts (such as a securities, cash or margin account) at Goldman and (ii) wants to permit Goldman to transfer funds to any of those other accounts without obtaining specific instructions in each case.

Without limiting or modifying the general provisions of the Customer Agreement, Customer hereby specifically authorizes Goldman, until further notice in writing, to transfer from Customer’s regulated commodity account (whether a segregated account or a secured account) to any other account Customer may maintain with Goldman or its affiliates such amount of excess funds as in Goldman’s judgment may be necessary at any time to avoid a margin call or to reduce the debit balance in said other account, or to satisfy any other obligations of Customer to Goldman or its affiliates. Goldman will notify customer of any transfer of funds made pursuant to this authorization within a reasonable time after each transfer.

Date:	Customer Name:

By:
Title:

AUTHORIZATION TO TAKE OTHER SIDE OF TRANSACTIONS

Customer authorizes Goldman, Sachs & Co. and each of its partners, directors, officers, employees, agents, and any floor broker acting on Customer’s behalf in any transaction, without prior notice to Customer, to take the other side of Customer’s transaction through any account of such person subject to its being executed at prevailing prices in accordance with the Commodity Exchange Act and the rules and regulations promulgated thereunder, and applicable Exchange rules.

Date:	Customer Name:

By:
Title:

CERTIFIED RESOLUTIONS

AUTHORIZING THE EXECUTION AND DELIVERY

OF A FUTURES AND OPTIONS ACCOUNT AGREEMENT

The undersigned being [the] [an] [Assistant] Secretary* of                     , a corporation duly organized and existing under the laws of                     (the “Corporation”), does hereby certify to Goldman, Sachs & Co. as follows:

1.	That at a meeting of the Board of Directors of the Corporation duly held on the day of , 19 , at which a quorum was present and acting throughout, the following resolutions were duly adopted and are still in full force and effect:

RESOLVED, that it is in the best interests of this Corporation to enter to a Futures and Options Account Agreement (the “Customer Agreement”) with Goldman, Sachs & Co. (“Goldman”) with respect to the purchase and sale of futures contracts and options on futures contract (collectively “Contracts”) in the form presented at this meeting;

FURTHER RESOLVED, that each of the officers of the Corporation listed below be and each hereby is authorized and empowered to execute and deliver on behalf of this Corporation the Customer Agreement, together with any and all other agreements or documents which are required by Goldman in connection therewith:

Name:                        Title:

_________________________________________________________________________________________________;

_________________________________________________________________________________________________;

_________________________________________________________________________________________________;

FURTHER RESOLVED, that said officers be and each hereby is authorized and empowered to authorize persons to act on behalf of this Corporation in connection with the purchase and sale of Contracts and otherwise to act on behalf of this Corporation pursuant to the Customer Agreement and to execute any agreements, acknowledgements, documents and instruments as may be necessary or appropriate to implement these resolutions;

FURTHER RESOLVED, that the Secretary or an Assistant Secretary of this Corporation be and each hereby is authorized, empowered and directed to certify to Goldman a true copy of these resolutions, a certificate (which, if required by Goldman, shall be accompanied by an opinion of counsel for this Corporation) that this Corporation is duly organized and existing, that it is empowered to enter into transactions of the types contemplated by the Customer Agreement, and that these resolutions are not in conflict with this Corporation’s certificate of incorporation or by-laws or of any statute, rule, regulation, judgment, order, decree, agreement or undertaking to which this Corporation is subject or by which it is bound.

2.	That the signature or signatures of any of the officers listed above on the Customer Agreement are their genuine signatures.

3.	That the undersigned has been duly authorized to make and deliver this certificate on behalf of the Corporation.

IN WITNESS WHEREOF, I have executed this certificate this      day of             , 19    .

Name:
[Seal]	Title:

*	Please note that the person who certifies these resolutions may not be one of the individuals identified as persons authorized to sign the Customer Agreement or to give instructions under the Customer Agreement.

Goldman, Sachs & Co.	85 Broad Street	New York, New York 10004	Goldman Sachs

SUBORDINATION AGREEMENT

(To be executed only by Customers Providing Currencies other than U.S. Dollars for

Trading on United States Exchanges)

ATTENTION: FUTURES SERVICES DEPARTMENT

This Subordination Agreement relates to the Futures and Options Account Agreement entered into between Goldman, Sachs & Co. (“Goldman”) and the customer identified below (“Customer”).

Funds of customers trading on United States contract markets may be held in accounts denominated in a foreign currency with depositories located outside the United States or its territories if the customer is domiciled in a foreign country or if the funds are held in connection with contracts priced and settled in a foreign currency. Such accounts are subject to the risk that events could occur which would hinder or prevent the availability of these funds for distribution to customers. Such accounts also may be subject to foreign currency exchange rate risks.

By signing the acknowledgement below, Customer authorizes the deposit of funds into such foreign depositories. For customers domiciled in the United States, this authorization permits the holding of funds in regulated accounts offshore only if such funds are used to margin, guarantee, or secure positions in such contracts or accrue as a result of such positions.

In order to avoid the possible dilution of other customer funds, a customer who has funds held outside the United States must further agree that his claims based on such funds will be subordinated as described below in the unlikely event both of the following conditions are met: (1) the customer’s futures commission merchant is placed in receivership or bankruptcy, and (2) there are insufficient funds available for distribution denominated in the foreign currency as to which the customer has a claim to satisfy all claims against those funds.

By signing the acknowledgement below, Customer agrees that if both of the conditions listed above occur, Customer’s claim against the futures commission merchant’s assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated Customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro rata portion of such funds. It is further agreed that in no event may a customer whose funds are held overseas receive more than its pro rata share of the aggregate pool consisting of funds held in dollars, funds held in the particular foreign currency, and non-segregated assets of the futures commission merchant.

ACKNOWLEDGED AND AGREED:

Date:	Customer Name:

By:
Title: